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                                                                 Exhibit (d) (8)
                            SUB-ADVISORY AGREEMENT
                          (International Equity Fund)


          AGREEMENT made as of April 27, 2001 between MERCANTILE-SAFE DEPOSIT & TRUST COMPANY (the "Adviser"), a Maryland trust company, and JULIUS BAER INVESTMENT MANAGEMENT INC. (the "Sub-Adviser"), a Delaware corporation.

          WHEREAS, M.S.D.&T. Funds, Inc. ("M.S.D.&T.") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Adviser has been appointed investment adviser to M.S.D.&T.'s International Equity Fund (the "Fund"); and

          WHEREAS, the Adviser previously has retained the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund Account (as hereinafter defined) as permitted by the Adviser's Advisory Agreement with M.S.D.&T. pertaining to the Fund, and the Sub-Adviser is currently providing such assistance pursuant to an Interim Sub-Advisory Agreement dated as of immediately after the close of business on January 26, 2001 pending approval of this Agreement by shareholders of the Fund; and

          WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by shareholders of the Fund, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  Appointment.  The Adviser hereby appoints the Sub-Adviser to act
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as sub-adviser to the Fund for that portion of the assets of the Fund which the
Adviser, as fiduciary for M.S.D.&T., determines to assign to the Sub-Adviser (such assets being referred to as the "Fund Account"). It is understood that the Fund Account may consist of all, a portion of or none of the assets of the Fund, and that the Adviser has the right to allocate and reallocate such assets to the Fund Account at any time, and from time to time, upon such notice to the Sub-Adviser as, in the Adviser's opinion, may be reasonably necessary to ensure orderly management of the Fund Account or the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2.  Sub-Advisory Services.  Subject to the supervision of M.S.D.&T.'s
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Board of Directors, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund Account, including research and management with respect to all securities and investments and cash equivalents in the Fund Account. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and statement of additional information and
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resolutions of M.S.D.&T.'s Board of Directors applicable to the Fund. The
Adviser hereby undertakes to provide the Sub-Adviser with copies of such prospectus, statement of additional information and resolutions as the same become available from time to time.

          Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will:

               (a) prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund Account, determine from time to time what securities and other investments will be purchased, retained or sold for the Fund Account, including, with the assistance of the Adviser, the Fund Account's investments in futures and forward currency contracts, and take action with respect to any proxies, notices, reports or other communications relating to any of the Fund Account's portfolio securities;

               (b) manage in consultation with the Adviser the Fund Account's temporary investments in securities;

               (c) place orders for the Fund Account either directly with the issuer or with any broker or dealer;

               (d) provide, at the Sub-Adviser's expense, using one or more pricing services believed by the Sub-Adviser to be reliable, the value of the portfolio securities and other assets of the Fund Account in accordance with the 1940 Act, the Fund's current prospectus and applicable resolutions of the Board of Directors of M.S.D.&T. on each day that the Fund's assets are required to be valued, such information to be transmitted by telephone, telecopy or other transmission as soon as possible and in any event within 24 hours of the time of valuation to BISYS Fund Services Ohio, Inc., as fund accountant, or to such other person(s) as the Adviser may direct for the benefit of the Fund;

               (e) manage the Fund Account's overall cash position, and determine from time to time what portion of the Fund Account's assets will be held in different currencies;

               (f) provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments and occasional "White Papers" on international investment issues;

               (g) attend regular business and investment-related meetings with M.S.D.&T.'s Board of Directors and the Adviser if requested to do so by M.S.D.&T. and/or the Adviser; and

               (h) maintain books and records with respect to the securities transactions for the Fund Account, furnish to the Adviser and M.S.D.&T.'s Board of Directors such periodic and special reports as they may reasonably request with respect to the Fund Account, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to M.S.D.&T. Board

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     meetings. The Adviser hereby undertakes to provide the Sub-Adviser with at least fourteen days prior written notice of the date, time and location of all M.S.D.&T. Board meetings pertaining to the Fund Account.

          3.  Subcontractors.  It is understood that the Sub-Adviser may from
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time to time engage or associate itself with such person or persons as the Sub-
Adviser may believe to be particularly fitted to assist the Sub-Adviser in the performance of certain ministerial or administrative services required by this Agreement; provided, however, that such person or persons shall have been
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approved by the Board of Directors of M.S.D.&T., that the compensation of such person or persons shall be paid by the Sub-Adviser and that the Sub-Adviser shall be as fully responsible to the Adviser and M.S.D.&T. for the acts and omissions of any subcontractor as it is for its own acts and omissions.

          4.   Covenants by Sub-Adviser.  The Sub-Adviser agrees with respect to
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the services provided to the Fund that it:

               (a) will conform with all Rules and Regulations of the Securities and Exchange Commission ("SEC") applicable to it;

               (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

               (c) will treat confidentially and as proprietary information of M.S.D. & T. all records and other information relative to the Fund, the Fund Account and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by M.S.D. & T., which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by M.S.D. & T.).

          5.   Services Not Exclusive.
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          (a)  The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the 1940 Act) of the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however,
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that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

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               (b) Nothing contained herein, however, shall prohibit the Sub-
Adviser from advertising or soliciting the public generally with respect to products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of M.S.D. & T.

          6.  Portfolio Transactions.  Investment decisions for the Fund Account
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shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Fund Account and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund Account and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Fund Account and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund Account or the size of the position obtained or sold by the Fund Account. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Fund Account with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

          The Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. The Sub-Adviser shall place orders pursuant to its investment determinations for the Fund Account either directly with the issuer or with any broker or dealer selected by the Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund Account and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund Account which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Fund and to M.S.D.&T. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

          7.  Books and Records.  In compliance with the requirements of Rule
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31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for

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M.S.D.&T. are the property of M.S.D.&T. and further agrees to surrender promptly to M.S.D.&T. any of such records upon M.S.D.&T.'s request; provided, however,
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that the Sub-Adviser may make and retain photocopies of such records in order to comply with applicable regulatory requirements. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          8.  Expenses.  During the term of this Agreement, the Sub-Adviser will
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pay all expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund Account.

          9.  Compensation.  For the services provided and the expenses assumed
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with respect to the Fund Account pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of 0.80% of the first $20 million of average daily net assets in the Fund Account, plus 0.60% of the next $20 million of average daily net assets in the Fund Account, plus 0.50% of the next $60 million of average daily net assets in the Fund Account, plus 0.40% of the average daily net assets in the Fund Account in excess of $100 million.

          10.  Standard of Care; Limitation of Liability.  The Sub-Adviser shall
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exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by the Sub-Adviser in the absence of bad faith, willful misconduct, negligence or reckless disregard of its duties. Notwithstanding the foregoing, it is agreed that the relative investment performance of the Fund Account shall not constitute a breach by the Sub-Adviser of these obligations.

          11.  Reference to Sub-Adviser.  Neither the Adviser nor any affiliate
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or agent of the Adviser shall make reference to or use the name of the Sub-
Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Sub-Adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory Agreement between the Adviser and M.S.D.&T. with respect to the Fund, in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause M.S.D.&T. and any affiliate thereof to satisfy the foregoing obligation.

          12.  Duration and Termination.  Unless sooner terminated, this
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Agreement shall continue until July 31, 2002 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by M.S.D.&T.'s Board of Directors or vote of a majority of the outstanding voting securities of the Fund, provided that in either event its continuance also is approved by a majority of M.S.D.&T.'s Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, the

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Sub-Adviser or by M.S.D.&T.'s Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). This Agreement will also terminate automatically on the date a superceding Agreement is approved by a vote of a majority of the outstanding voting securities of the Fund. (As used in this Agreement, the term "majority of the outstanding voting securities" shall have the same meaning as ascribed to such term in the 1940 Act.)

          13.  Amendment of This Agreement.  No provision of this Agreement may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement for which approval by the outstanding voting securities of the Fund is required under the 1940 Act shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

          14.  Notice.  Any notice, advice or report to be given pursuant to
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this Agreement shall be delivered or mailed:

               To Sub-Adviser at:
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               330 Madison Avenue
               New York, NY  10017

               To the Adviser at:
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               Two Hopkins Plaza
               Baltimore, MD  21201

               To M.S.D.&T. at:
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               Two Hopkins Plaza
               Baltimore, MD  21201

          15.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

          16.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                             MERCANTILE-SAFE DEPOSIT & TRUST
                                              COMPANY


                                             By: /s/ Kevin J. Dachille
                                                 ---------------------
                                                 Kevin J. Dachille
                                                 Senior Vice President


                                             JULIUS BAER INVESTMENT
                                              MANAGEMENT INC.


                                             By: /s/ Michael Byl
                                                 ---------------
                                                 Michael Byl
                                                 Director, Business Development

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